Exhibit 99.1 PRESS RELEASE CONTACT: Vectrus Mike Smith, CFA 719-637-5773 michael.smith@vectrus.com Vectrus Announces Second Quarter 2020 Results • Solid Q2 revenue of $336 million +1.3% Y/Y; COVID-19 adversely impacted revenue by $22.3 million or 6.7% • Q2 diluted EPS of $0.09; Adjusted diluted EPS1 of $0.24, excluding M&A related and LOGCAP V pre-operational legal costs • Q2 earnings impacted by COVID-19 ($0.14), a contract adjustment ($0.36) and one-time closeouts ($0.18) • Cash from Operations +52% Y/Y to $33 million, including $13 million favorable impact from CARES Act tax deferrals • Won three Navy programs with $554 million aggregate value, including two Joint Ventures • Robust backlog of $3.8 billion, resulting in 1.4x TTM book-to-bill • Revised 2020 guidance reflects first-half results, incremental COVID-19 impact, and delays COLORADO SPRINGS, Colo., August 11, 2020 — Vectrus, Inc. (NYSE:VEC) announced second quarter 2020 financial results for the quarter ended July 3, 2020. “Second quarter results demonstrated solid top line performance, strong new business awards, and favorable cash flow generation despite the impact of COVID-19. Margin and EPS were adversely impacted by one-time closeouts and a contract adjustment to a European program,” said Chuck Prow, president and chief executive officer. “The company is working with the client to resolve this issue prior to the next option period in mid-2021. Our updated guidance reflects the continued impact from COVID-19 on existing programs and the delay of LOGCAP V and other new programs due to host nation and base access restrictions. We expect improved margins to drive EPS growth in the second half of the year.” “During the quarter, we won three new contracts with our Navy client, two of which were in collaboration with a joint venture partner and are in the aggregate valued at $554 million,” said Prow. “Our prospects for growth, supported by our robust backlog and $10.6 billion pipeline, are 1

Exhibit 99.1 unchanged. Our cash flow generation and balance sheet remain strong and we are well positioned for the future. We are maintaining an agile, deliberate posture with respect to COVID-19 with focus on the safety of our clients and team while executing consistently on our programs. I would like to acknowledge the dedication and innovation our entire work force has demonstrated to keep the missions we operate at a high level of readiness throughout the ongoing pandemic for our clients.” Second Quarter 2020 Results Second quarter 2020 revenue of $336.1 million increased $4.5 million or 1.3% compared to second quarter 2019. It is estimated that revenue was adversely impacted by $22.3 million or 6.7% from the COVID-19 pandemic due to base access restrictions. Revenue was also adversely impacted in the quarter by the previously mentioned contract adjustment and one-time closeouts totaling $4.2 million or 1.3%. For the second quarter 2020, operating income was $2.4 million or 0.7% margin. Excluding M&A related and LOGCAP V pre-operational costs, adjusted operating income1 was $4.7 million or 1.4% margin. Adjusted operating income1 was adversely impacted by the COVID-19 deferral of high- margin revenue due to base access restrictions into future periods of $2.1 million which had a 30-basis point impact to adjusted operating margin1. Adjusted operating income1 was also adversely impacted by the above-mentioned contract adjustment and one-time closeouts of $8.4 million, which had a 240-basis point impact to adjusted operating margin. EBITDA1 was $4.4 million or 1.3% margin for the second quarter 2020, compared to $12.6 million or 3.8% margin in the second quarter 2019. Excluding M&A related and LOGCAP V pre-operational legal costs, adjusted EBITDA1 was $6.7 million or 2.0% margin for the second quarter 2020, compared to $13.9 million or 4.2% margin in the second quarter 2019. Adjusted EBITDA1 was adversely impacted by COVID-19 of $2.1 million, which had a 30-basis point impact to adjusted EBITDA margin1. Adjusted EBITDA1 was also adversely impacted by the above-mentioned adjustments of $8.4 million, which had a 240-basis point impact. Second quarter 2020 diluted EPS was $0.09 compared to $0.66 in second quarter 2019. Excluding M&A related and LOGCAP V pre-operational costs, adjusted diluted EPS1 for the second quarter 2020 was $0.24. Adjusted diluted EPS1 was adversely impacted due to COVID-19 by $0.14, and by the above-mentioned adjustments of $0.54. The tax rate in the second quarter 2020 was a benefit of 2.5% as compared to a tax rate of 22.8% in the second quarter 2019. The company benefited in the quarter from the resolution of a foreign tax matter related to prior periods, which had a positive effect on both diluted EPS and adjusted diluted EPS1 of $0.02. “The combination of one-time closeouts and the adjustment to a European program adversely impacted our second quarter results, and are now behind us,” said Susan Lynch, senior vice president and chief financial officer. “We continue to believe our business is resilient and stronger than ever. Vectrus continues to invest in hardening its processes, completing the rollout of its enterprise systems and enhancing our talent to support projected growth. Free cash flow has been 2

Exhibit 99.1 strong. Our low leverage ratio and strong cash position provides the Company with $180 million dollars of liquidity to invest in long-term growth.” Net cash provided by operating activities for the quarter ended July 3, 2020 was $33.3 million, compared to net cash provided by operating activities of $21.8 million in the second quarter of 2019. Cash flow was favorably impacted by approximately $13 million of CARES Act Federal estimated payments and employee payroll tax deferrals. Days sales outstanding (DSO) was 67 days in the second quarter of 2020. Net debt at July 3, 2020 was $4.8 million, down from $35.2 million at December 31, 2019. Total debt at July 3, 2020 was $67.5 million, down $3.0 million from $70.5 million at December 31, 2019 due to mandatory payments. Cash at quarter-end was $62.7 million, up from $35.3 million at December 31, 2019. As of July 3, 2020, the revolver, was undrawn and combined with cash, results in total liquidity of $180 million. Total consolidated indebtedness to consolidated EBITDA1 (total leverage ratio) was 1.08x. Net debt to consolidated EBITDA1 was 0.08x. Total backlog as of July 3, 2020 was $3.8 billion and funded backlog was $0.9 billion. The trailing twelve-month book-to-bill was 1.4x as of July 3, 2020. 3

Exhibit 99.1

Revised 2020 Guidance

Vectrus is revising and narrowing its full-year 2020 guidance ranges for revenue, EBITDA, and diluted EPS to include second quarter results. The outlook for net cash provided by operating activities remains unchanged as a result of the favorable impact of the CARES Act tax deferrals, lower capital expenditure outlook and lower EBITDA projections.

The transition of LOGCAP V and newly won programs have slowed due to COVID-19 as restrictions in both host nation and base access continue to be gating factors to full operational capability. Additionally, protests on new business awards are limiting our ability to conduct transition and phase-in activities.

The COVID-19 pandemic is now estimated to defer 2020 revenue of approximately $65 million and EBITDA of $4 million into future periods. While we expect the vast majority of the associated revenue and profit to remain in our backlog, the contribution will be determined by the timing of services performed in future contractual periods. The Company continues to work with its clients to maintain operations and plan a safe return to work in light of the COVID-19 pandemic.

In addition, guidance for capital expenditures has been reduced from $7.0 million to $5.0 million, depreciation and amortization has been reduced from $8.4 million to $8.1 million. Mandatory debt payments of $6.5 million, interest expense of $5.6 million, tax rate of 23%, and weighted average diluted shares outstanding of 11.8 million at December 31, 2020 remain unchanged.

$ millions, except for EBITDA margins and per share amounts	Revised 2020 Guidance			Prior 2020 Guidance		
Revenue	$1,385	to	$1,405	$1,475	to	$1,525
EBITDA Margin	3.8%	to	3.9%	4.6%	to	4.8%
Adjusted EBITDA Margin*	4.0%	to	4.1%	4.6%	to	4.8%
Diluted Earnings Per Share	$2.53	to	$2.67	$3.48	to	$3.81
Adjusted Diluted Earnings Per Share*	$2.68	to	$2.82	$3.48	to	$3.81
Net Cash Provided by Operating Activities	$45.0	to	$55.0	$45.0	to	$55.0

* Adjusted EBITDA margin[1] and Adjusted Diluted Earnings Per Share[1], excludes any M&A related costs and LOGCAP V pre-operational legal costs.

The Company notes that forward-looking statements are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Second Quarter 2020 Conference Call

Management will conduct a conference call with analysts and investors at 4:30 p.m. ET on Tuesday, August 11, 2020. U.S.-based participants may dial in to the conference call at 877-407-0792, while international participants may dial 201-689-8263. For all other listeners, a live webcast of the conference call will be available on the Vectrus Investor Relations website at

4

Exhibit 99.1 http://investors.vectrus.com. An accompanying slide presentation will also be available on the Vectrus Investor Relations website. A replay of the conference call will be posted on the Vectrus website shortly after completion of the call and will be available for one year. A telephonic replay will also be available through August 25, 2020, at 844- 512-2921 (domestic) or 412-317-6671 (international) with passcode 13707461. Footnotes: 1 See "Key Performance Indicators and Non-GAAP Financial Measures" for reconciliation. About Vectrus Vectrus is a leading provider of global service solutions with a history in the services market that dates back more than 70 years. The company provides facility and base operations; supply chain and logistics services; information technology mission support; and engineering and digital technology services primarily to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships and a strong commitment to its clients’ mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 7,200 employees spanning 148 locations in 26 countries and territories across four continents. In 2019, Vectrus generated sales of $1.4 billion. To learn about career opportunities at Vectrus, visit www.vectrus.com/careers. For more information, visit the company’s website at www.vectrus.com or connect with Vectrus on Facebook, Twitter, and LinkedIn. Safe Harbor Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, all of the statements and items listed in the table in "Revised 2020 Guidance" above and other assumptions contained therein for purposes of such guidance, other statements about our 2020 performance outlook, five-year growth plan, revenue, DSO, contract opportunities, the potential impact of COVID-19, and any discussion of future operating or financial performance. Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," "goal" or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission. 5

Exhibit 99.1 We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. VECTRUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) Three Months Ended Six Months Ended July 3, June 28, July 3, June 28, (In thousands, except per share data) 2020 2019 2020 2019 Revenue $ 336,063 $ 331,589 $ 687,797 $ 657,495 Cost of revenue 311,817 300,553 631,510 596,149 Selling, general, and administrative expenses 21,816 19,843 41,374 39,762 Operating income 2,430 11,193 14,913 21,584 Interest expense, net (1,346) (1,329) (3,048) (2,904) Income from operations before income taxes 1,084 9,864 11,865 18,680 Income tax expense (27) 2,247 2,086 3,989 Net income $ 1,111 $ 7,617 $ 9,779 $ 14,691 Earnings per share Basic $0.10 $0.66 $0.84 $1.29 Diluted $0.09 $0.66 $0.83 $1.28 Weighted average common shares outstanding - basic 11,607 11,455 11,575 11,376 Weighted average common shares outstanding - diluted 11,745 11,605 11,742 11,512 6

Exhibit 99.1 VECTRUS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS July 3, December 31, (In thousands, except share information) 2020 2019 Assets (unaudited) Current assets Cash $ 62,719 $ 35,318 Receivables 260,295 269,144 Other current assets 21,980 16,154 Total current assets 344,994 320,616 Property, plant, and equipment, net 19,107 18,844 Goodwill 262,130 261,983 Intangible assets, net 12,905 14,926 Right-of-use assets 11,259 14,654 Other non-current assets 7,386 5,366 Total non-current assets 312,787 315,773 Total Assets $ 657,781 $ 636,389 Liabilities and Shareholders' Equity Current liabilities Accounts payable $ 142,138 $ 148,015 Compensation and other employee benefits 60,417 53,155 Short-term debt 7,500 6,500 Other accrued liabilities 45,655 37,409 Total current liabilities 255,710 245,079 Long-term debt, net 59,234 63,041 Deferred tax liability 46,473 49,407 Other non-current liabilities 26,929 19,997 Total non-current liabilities 132,636 132,445 Total liabilities 388,346 377,524 Shareholders' Equity Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding — — Common stock; $0.01 par value; 100,000,000 shares authorized; 11,619,544 and 11,523,691 shares issued and outstanding as of July 3, 2020 and December 31, 2019, respectively 116 115 Additional paid in capital 79,944 78,757 Retained earnings 194,854 185,075 Accumulated other comprehensive loss (5,479) (5,082) Total shareholders' equity 269,435 258,865 Total Liabilities and Shareholders' Equity $ 657,781 $ 636,389 7

Exhibit 99.1 VECTRUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Six Months Ended July 3, June 28, (In thousands) 2020 2019 Operating activities Net income $ 9,779 $ 14,691 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation expense 1,971 1,538 Amortization of intangible assets 2,028 1,277 Loss on disposal of property, plant, and equipment — 2 Stock-based compensation 5,411 4,031 Amortization of debt issuance costs 193 201 Changes in assets and liabilities: Receivables 9,429 (224) Other assets (7,938) (7,128) Accounts payable (6,021) 2,038 Deferred taxes (2,735) (2,579) Compensation and other employee benefits 7,037 3,324 Other liabilities 15,252 (1,721) Net cash provided by operating activities 34,406 15,450 Investing activities Purchases of capital assets and intangibles (2,246) (11,739) Net cash (used in) investing activities (2,246) (11,739) Financing activities Repayments of long-term debt (3,000) (2,000) Proceeds from revolver 144,000 98,000 Repayments of revolver (144,000) (98,000) Proceeds from exercise of stock options 59 3,467 Payments of employee withholding taxes on share-based compensation (1,873) (768) Net cash (used in) provided by financing activities (4,814) 699 Exchange rate effect on cash 55 (226) Net change in cash 27,401 4,184 Cash-beginning of year 35,318 66,145 Cash-end of period $ 62,719 $ 70,329 Supplemental disclosure of cash flow information: Interest paid $ 2,527 $ 2,818 Income taxes paid $ 70 $ 4,198 Non-cash investing activities: Purchase of capital assets on account $ 447 $ 301 8

Exhibit 99.1 Key Performance Indicators and Non-GAAP Measures The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. Management believes that these financial performance measures are the primary drivers for our earnings and net cash from operating activities. Management evaluates its contracts and business performance by focusing on revenue, operating income and operating margin. Operating income represents revenue less both cost of revenue and selling, general and administrative (SG&A) expenses. Cost of revenue consists of labor, subcontracting costs, materials, and an allocation of indirect costs, which includes service center transaction costs. SG&A expenses consist of indirect labor costs (including wages and salaries for executives and administrative personnel), bid and proposal expenses and other general and administrative expenses not allocated to cost of revenue. We define operating margin as operating income divided by revenue. We manage the nature and amount of costs at the program level, which forms the basis for estimating our total costs and profitability. This is consistent with our approach for managing our business, which begins with management's assessing the bidding opportunity for each contract and then managing contract profitability throughout the performance period. In addition to the key performance measures discussed above, we consider adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, and organic revenue to be useful to management and investors in evaluating our operating performance, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. We provide this information to our investors in our earnings releases, presentations and other disclosures. Adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, and organic revenue, however, are not measures of financial performance under GAAP and should not be considered a substitute for operating income, operating margin, net income and diluted earnings per share as determined in accordance with GAAP. Definitions and reconciliations of these items are provided below. • Adjusted operating income is defined as operating income, adjusted to exclude items that may include, but are not limited to significant charges or credits, and unusual and infrequent non- operating items, such as M&A transaction and LOGCAP V pre-operational legal costs that impact current results but are not related to our ongoing operations. • Adjusted operating margin is defined as adjusted operating income divided by revenue. • Adjusted net income is defined as net income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items, such as M&A transaction and LOGCAP V pre-operational legal costs, that impact current results but are not related to our ongoing operations. • Adjusted diluted earnings per share is defined as adjusted net income divided by the weighted average diluted common shares outstanding. • EBITDA is defined as operating income, adjusted to exclude depreciation and amortization. • Adjusted EBITDA is defined as EBITDA, adjusted to exclude items that may include, but are not limited to, significant charges or credits and unusual and infrequent non-operating items, such as 9

Exhibit 99.1

M&A transaction and LOGCAP V pre-operational legal costs that impact current results but are not related to our ongoing operations.

- EBITDA margin is defined as EBITDA divided by revenue.
- Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.
- Organic revenue is defined as revenue, adjusted to exclude revenue from acquired companies.

Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures)

($ in thousands, except per share data)	Three Months Ended July 3, 2020 As Reported	M&A Related Costs	LOGCAP V Pre-Operational Legal Costs	Three Months Ended July 3, 2020 As Reported - Adjusted
Revenue	$ 336,063	$ —	$ —	$ 336,063
Growth	1.3 %			1.3 %
Growth, organic	(1.8)%			(1.8)%
Operating income	2,430	2,193	46	4,669
Operating margin	0.7 %			1.4 %
Interest expense, net	(1,346)	—	—	(1,346)
Income from operations before income taxes	$ 1,084	$ 2,193	$ 46	$ 3,323
Income tax expense	(27)	504	11	488
Income tax rate	(2.5)%	23.0 %	23.0 %	14.7 %
Net income	$ 1,111	$ 1,689	$ 35	$ 2,835
Weighted average common shares outstanding, diluted	11,745			11,745
Diluted earnings per share	$ 0.09	$ 0.14	$ —	$ 0.24

EBITDA (Non-GAAP Measures)

($ in thousands)	Three Months Ended July 3, 2020 As Reported	M&A Related Costs	LOGCAP V Pre-Operational Legal Costs	Three Months Ended July 3, 2020 As Reported - Adjusted
Operating Income	$ 2,430	$ 2,193	$ 46	$ 4,669
Add:				
Depreciation and amortization	1,988	—	—	1,988
EBITDA	$ 4,418	$ 2,193	$ 46	$ 6,657
EBITDA Margin	1.3 %			2.0 %

10

Exhibit 99.1 Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures) Three Three Months Months LOGCAP V Ended June Ended June M&A Pre- 28, 2019 As ($ in thousands, except per share 28, 2019 As Related Operational Reported - data) Reported Costs Legal Costs Adjusted Revenue $ 331,589 $ — $ — $ 331,589 Operating income 11,193 667 579 12,439 Operating margin 3.4% 3.8 % Interest expense, net (1,329) — — (1,329) Income from operations before income taxes $ 9,864 $ 667 $ 579 $ 11,110 Income tax expense 2,247 152 132 2,531 Income tax rate 22.8% 22.8 % Net income $ 7,617 $ 515 $ 447 $ 8,579 Weighted average common shares outstanding, diluted 11,605 11,605 Diluted earnings per share $ 0.66 $ 0.74 EBITDA (Non-GAAP Measures) Three Three Months Months LOGCAP V Ended June Ended June M&A Pre- 28, 2019 As 28, 2019 As Related Operational Reported - ($ in thousands) Reported Costs Legal Costs Adjusted Operating Income 11,193 667 $ 579 $ 12,439 Add: Depreciation and amortization 1,456 — — 1,456 EBITDA $ 12,649 $ 667 $ 579 $ 13,895 EBITDA Margin 3.8% 4.2% 11

Exhibit 99.1 Three Months Three Months Ended July 3, Three Months Ended July 3, 2020 As Ended July 3, 2020 As Reported (In thousands) Reported 2020 Advantor - Organic Revenue $ 336,063 $ 10,287 $ 325,776 Three Months Three Months Ended June 28, Three Months Ended June 28, 2019 As Ended June 28, 2019 As Reported ($ In thousands) Reported 2019 Advantor - Organic Revenue $ 331,589 $ — $ 331,589 Organic Revenue $ $ (5,813) Organic Revenue % (1.8)% 12

Exhibit 99.1

SUPPLEMENTAL INFORMATION

Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Client

	Three Months Ended				Six Months Ended			
($ In thousands)	July 3, 2020	% of Total	June 28, 2019	% of Total	July 3, 2020	% of Total	June 28, 2019	% of Total
Army	$227,351	68 %	$225,867	68 %	$474,906	69 %	$452,559	69 %
Air Force	78,321	23 %	72,593	22 %	151,663	22 %	140,524	21 %
Navy	14,542	4 %	16,796	5 %	29,779	4 %	31,884	5 %
Other	15,849	5 %	16,333	5 %	31,449	5 %	32,528	5 %
Total revenue	$336,063		$331,589		$687,797		$657,495	

Revenue by Contract Type

	Three Months Ended				Six Months Ended			
($ In thousands)	July 3, 2020	% of Total	June 28, 2019	% of Total	July 3, 2020	% of Total	June 28, 2019	% of Total
Cost-plus and cost-reimbursable [1]	$242,740	72 %	$256,737	77 %	$499,059	73 %	$508,193	77 %
Firm-fixed-price	93,323	28 %	74,852	23 %	188,738	27 %	149,302	23 %
Total revenue	$336,063		$331,589		$687,797		$657,495	

[1] Includes time and material contracts

Revenue by Contract Relationship

	Three Months Ended				Six Months Ended			
($ In thousands)	July 3, 2020	% of Total	June 28, 2019	% of Total	July 3, 2020	% of Total	June 28, 2019	% of Total
Prime contractor	$314,345	94 %	$312,732	94 %	$647,738	94 %	$619,790	94 %
Subcontractor	21,718	6 %	18,857	6 %	40,059	6 %	37,705	6 %
Total revenue	$336,063		$331,589		$687,797		$657,495	

Revenue by Geographic Region

	Three Months Ended				Six Months Ended			
($ In thousands)	July 3, 2020	% of Total	June 28, 2019	% of Total	July 3, 2020	% of Total	June 28, 2019	% of Total
Middle East	$216,763	65 %	$223,588	67 %	$454,700	66 %	$450,004	68 %
United States	83,770	25 %	72,376	22 %	165,239	24 %	143,764	22 %
Europe	35,530	10 %	35,625	11 %	67,858	10 %	63,727	10 %
Total revenue	$336,063		$331,589		$687,797		$657,495	

Source: Vectrus, Inc.

13